UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2014
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000 52391	20 4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2580 Anthem Village Dr.
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 588 5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

____ Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

____ Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 10, 2014, Royal Mines and Minerals Corp. (the “Company") entered into a letter of intent with Lafarge North America Inc. (“Lafarge”) dated for reference July 7, 2014 (the “Letter of Intent"). As outlined in the Letter of Intent, the Company and Lafarge wish to enter into a joint venture (the “Venture”) with respect to the commercialization of the Company’s process for the recovery of precious metals from coal ash and other materials (the “Technology”). The Venture is subject to completion of satisfactory due diligence by both parties and the entry into a definitive agreement. The Letter of Intent shall terminate on December 31, 2015.

During the term of the Letter of Intent, the Company and Lafarge have agreed to do the following:

(a)

Lafarge has agreed to provide the time and expertise of Steve Butler, a Lafarge technician, to assist the Company in the commercialization of the Technology, for up to 50 hours per month, for a period expiring December 31, 2014. In addition, Lafarge has agreed to provide sufficient lab facilities and equipment to Mr. Butler and cover all of the expenses related to Mr. Butler’s services, including, but not limited to, salary, benefits and reasonable travel costs.

(b)

In exchange for Mr. Butler’s services, the Company has agreed to grant an exclusive right to Lafarge to exploit the Technology, subject to certain royalties, at 28 coal fired power generation stations under contract with Lafarge, up to 7 additional stations to be identified by Lafarge, and at facilities where Lafarge stores its coal by-products.

(c)	The Company has agreed to develop a business plan for the commercialization of the Technology and present it to Lafarge no later than January 31, 2015.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter of Intent attached as Exhibit 10.1 hereto.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

Exhibit Number	Description of Exhibit

10.1	Letter of Intent dated for reference July 7, 2014, between Royal Mines And Minerals Corp. and Lafarge North America Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.

Date: July 11, 2014

By:	/s/ Jason S. Mitchell

JASON S. MITCHELL
Chief Financial Officer